Independent Auditors' Consent

The Board of Trustees
Oppenheimer Emerging Technologies Fund:

We consent to the use in this Registration  Statement of Oppenheimer Emerging  Technologies Fund of our report dated November 21, 2001, included in the Statement of Additional Information,  which is part of such Registration  Statement,  and to the references to our firm under the  headings  "Financial  Highlights" appearing  in the  Prospectus,  which is also part of such  Registration  Statement,  and
"Independent Auditors" appearing in the Statement of Additional Information.

/s/ KPMG LLP
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KPMG LLP

Denver, Colorado
February 26, 2002

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